UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 8, 2008

PANTHEON CHINA ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52275	20-4665079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 10-64 #9 Jianguomenwai Avenue Chaoyang District, Beijing, China	100600
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-85322720

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A amends the Form 8-K filed on December 9, 2008 and includes amendments to the information provided pursuant to Item 8.01 and includes new information provided pursuant to Items 1.01 and 9.01.

Item 1.01 Entry into a Material Definitive Agreement

On December 10, 2008, the Pantheon China Acquisition Corp., (the “Company”) entered into two Put and Call Option Agreements (the “Agreements”) with Modern Develop Limited (“Modern”), an independent third party, and certain institutional investors relating to shares of its common stock that have been purchased through negotiated private transactions at approximately $5.97 per share.  Pursuant to the Agreements, Modern has agreed to be obligated to purchase, and such institutional investors have agreed to be obligated to sell, an aggregate of 4,547,399 shares at an exercise price of $5.97 per share.  Modern’s call options have an initial term commencing on the date of the Agreements and ending on June 30, 2009, and may be extended to September 30, 2009 or on the record date of a business combination if not exercised sooner.  Modern is paying an aggregate option fee of $2,501,070 for the initial term of the call options and in the event Modern elects to extend the call options it will pay an aggregate extension option fee of $1,931,280 to the institutional investors, in each case pro rata to the number of shares held by such investors.  Payment of the full option fee is contingent on Pantheon receiving approval from holders of its common stock of proposed amendments to its certificate of incorporation (the “Extension Amendment”), to extend the time in which it must complete a business combination before it is required to be liquidated and grant conversion rights to holders of its public common stock in connection with such vote to approve the Extension Amendment.

The call options are being written by the third party institutional investors with respect to an equal number of shares of Pantheon’s public common stock that have been purchased through negotiated private transactions at varying purchase prices approximating the estimated liquidation distribution per share as Pantheon’s common stockholders might receive in the event stockholders did not approve the Extension Amendment and Pantheon were forced to liquidate less a time-value-of-money discount.  Pursuant to the transaction effecting such purchases, the institutional investors now control sufficient voting power of outstanding common stock to approve the Extension Amendment being voted on at the special meeting scheduled for December 14, 2008 for such purpose.

Pursuant to the Agreements, Pantheon has agreed to effect a liquidation in accordance with Delaware law in the event the proposed CCBS business combination is abandoned prior to exercise of either the put or call option or Modern elects not to extend the period of the call options.

Rodman & Renshaw LLC acted as advisor in the transaction.

The foregoing summary does not purport to be a complete description of the rights and obligations of the parties to the Agreements, and is qualified in its entirety by reference to the form of Agreement being filed as an exhibit to this Amendment No. 1 on Form 8-K/A.

Item 8.01 Other Events

The information included under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1           Put and Call Option Agreement dated December 10, 2008.

10.2           Put and Call Option Agreement dated December 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 11, 2008
PANTHEON CHINA ACQUISITION CORP.

By:	/s/ Mark D. Chen
Mark D. Chen
Chairman, Chief Executive Officer and President